EXHIBIT 99.1

Priority Investor Inquiries:
Chris Kettmann
chris.kettmann@dgagroup.com
(773) 497-7575

Priority Technology Holdings, Inc. Announces Fourth Quarter and Full Year 2024 Financial Results
Strong Fourth Quarter Growth Driven by Performance Across Diverse Business Segments
ALPHARETTA, GA - March 6, 2025 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), a payments and banking fintech that streamlines collecting, storing, lending and sending money through its innovative commerce engine (the “Priority Commerce Engine” or “PCE”) to unlock revenue opportunities and generate operational success for businesses, has announced its fourth quarter and full year 2024 financial results including strong year-over-year revenue and profit growth.
Highlights of Consolidated Results
Fourth Quarter 2024 Compared with Fourth Quarter 2023
Financial highlights of the fourth quarter of 2024 compared with the fourth quarter of 2023, are as follows2:
•Revenue of $227.1 million increased 13.9% from $199.3 million
•Adjusted gross profit (a non-GAAP measure1) of $83.9 million increased 15.1% from $72.9 million
•Adjusted gross profit margin (a non-GAAP measure1) of 37.0% increased 40.0 basis points from 36.6%
•Operating income of $34.1 million increased 54.9% from $22.0 million
•Adjusted EBITDA (a non-GAAP measure1) of $51.7 million increased 16.0% from $44.6 million
•Adjusted EPS (a non-GAAP measure1) of $0.18 increased 800% from $0.02
•Driven by strong cash flow performance in 2024, the Company made a $10.0 million voluntary prepayment on its term loan on February 28, 2025
Full Year 2024 Compared with Full Year 2023
Financial highlights of the Full Year of 2024 compared with the Full Year of 2023, are as follows2:
•Revenue of $879.7 million increased 16.4% from $755.6 million
•Adjusted gross profit (a non-GAAP measure1) of $328.1 million increased 19.2% from $275.3 million
•Adjusted gross profit margin (a non-GAAP measure1) of 37.3% increased 90 basis points from 36.4%
•Operating income of $133.4 million increased 63.7% from $81.5 million
•Adjusted EBITDA (a non-GAAP measure1) of $204.3 million increased 21.3% from $168.3 million
•Adjusted EPS (a non-GAAP measure1) of $0.51 increased 750% from $0.06

(1)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA (non-GAAP), and Adjusted EPS (non-GAAP), to their most comparable GAAP measures provided below for additional information.
(2)Certain amounts/percentages may not add mathematically due to rounding.
“We reported the strongest revenue performance in our history, both for the fourth quarter and the full year, driven by continued momentum in every segment of our business," said Tom Priore, Chairman & CEO of Priority. “The numbers demonstrate that the Priority Commerce Engine that streamlines collecting, storing, lending and sending money with solutions for acquiring, payables and banking – and creates revenue and operational success for businesses – continues to resonate with our partners and customers. We remain committed to meeting our customers where they are with a flexible financial toolset that makes working with Priority seamless and easy.”
Full Year 2025 Financial Guidance
Priority's outlook remains strong, which is reflected in our full year 2025 guidance:
•Revenue forecast to range between $965 million to $1 billion, a growth rate of 10% to 14%, compared to fiscal 2024 results
•Adjusted gross profit (a non-GAAP measure) forecast to range between $360 million and $385 million, a growth rate of 10% to 17% compared to fiscal 2024 results
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $220 million to $230 million, a growth rate of 8% to 13% compared to fiscal 2024 results
Conference Call
Priority's leadership will host a conference call on Thursday, March 6, 2025 at 11:00 a.m. EDT to discuss its fourth quarter and full-year 2024 financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/59kiss68 and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.
An audio replay of the call will be available shortly after the conference call until March 13, 2025 at 2:00 p.m. EDT. To listen to the audio replay, dial (877) 344-7529 or (412) 317-0088 and enter conference ID number 2813602. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at www.prioritycommerce.com.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of services (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues	$227,067	$199,279	$879,702	$755,612
Cost of services (excluding depreciation and amortization)	(143,134)	(126,378)	(551,621)	(480,307)
Adjusted gross profit	$83,933	$72,901	$328,081	$275,305
Adjusted gross profit margin	37.0%	36.6%	37.3%	36.4%
Depreciation and amortization of revenue generating assets	(4,467)	(3,638)	(16,516)	(12,628)
Gross profit	$79,466	$69,263	$311,565	$262,677
Gross profit margin	35.0%	34.8%	35.4%	34.8%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest expense, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Net income (loss)	$7,220	$(106)	$24,015	$(1,311)
Interest expense	23,111	20,647	88,948	76,108
Income tax expense	3,270	1,913	13,266	8,463
Depreciation and amortization	13,811	15,092	58,041	68,395
EBITDA	47,412	37,546	184,270	151,655
Selling, general and administrative (non-recurring)	1,379	5,256	3,510	9,825
Debt modification and extinguishment expenses	1,703	—	10,369	—
Non-cash stock-based compensation	1,241	1,585	6,118	6,768
Non-cash other losses	—	250	—	84
Adjusted EBITDA	$51,735	$44,637	$204,267	$168,332

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Selling, general and administrative expenses (non-recurring):
Non-cash restructuring costs	$—	$3,530	$—	$3,530
Certain legal fees	1,347	752	2,769	3,005
Professional, accounting and consulting fees	20	204	544	2,138
Other expenses, net	12	370	197	702
Litigation settlement	—	400	—	450
	$1,379	$5,256	$3,510	$9,825

Adjusted Earnings (Loss) Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income attributable to common shareholders by weighted average number shares outstanding for the respective periods.

Adjusted net income attributable to common shareholders begins with Net income attributable to common shareholders adjusted to exclude various items listed below. We believe that adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Reconciliation of Adjusted EPS
Net loss attributable to common shareholders	$(3,769)	$(12,598)	$(23,960)	$(49,055)
Accelerated accretion expense and excise tax attributable to redeemable senior preferred stockholders	8,154	—	17,703	—
Debt modification costs	1,703	—	10,369	—
Stock based compensation	1,241	1,585	6,118	6,768
Other non-recurring expenses	1,379	5,506	3,510	9,909
Amortization of acquisition related intangible assets	9,243	11,590	42,173	56,214
Tax impact of adjustments(1)	(3,526)	(4,896)	(16,158)	(19,083)
Adjusted net income attributable to common share holders	$14,425	$1,187	$39,755	$4,753

Weighted average common shares outstanding (basic)	78,241	78,532	77,993	78,333
Effect of dilutive potential common shares	1,145	99	647	381
Adjusted Weighted average shares outstanding (diluted)	79,386	78,631	78,640	78,714

Loss per common share
Basic and diluted	$(0.05)	$(0.16)	$(0.31)	$(0.63)

Adjusted earnings per common share
Basic	$0.18	$0.02	$0.51	$0.06
Diluted	$0.18	$0.02	$0.51	$0.06

(1) The tax impact calculated using the blended statutory income tax rate (i.e. 26.0% for 2024 and 26.2% for 2023)

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a solution provider in Payments and Banking as a Service operating at scale with over 1.2 million customers across its SMB, B2B and Enterprise channels processing over $130.0 billion in annual transaction activity while administrating approximately $1.2 billion in customer account balances. Priority’s purpose-built technology enables clients to collect, store, lend and send money and provides customers the acceptance and AP payment applications and Passport financial tools that best optimize their cash flow and maximize working capital. Additional information can be found at www.prioritycommerce.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2025 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 6, 2025. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2024	2023	2024	2023
Revenues	$227,067	$199,279	$879,702	$755,612
Operating expenses
Cost of services (excludes depreciation and amortization)	143,134	126,378	551,621	480,307
Salary and employee benefits	23,199	21,688	89,216	79,974
Depreciation and amortization	13,811	15,092	58,041	68,395
Selling, general and administrative	12,784	14,084	47,403	45,412
Total operating expenses	192,928	177,242	746,281	674,088
Operating income	34,139	22,037	133,421	81,524
Other (expense) income
Interest expense	(23,111)	(20,647)	(88,948)	(76,108)
Debt extinguishment and modification costs	(1,703)	—	(10,369)	—
Other income, net	1,165	417	3,177	1,736
Total other expense, net	(23,649)	(20,230)	(96,140)	(74,372)
Income before income taxes	10,490	1,807	37,281	7,152
Income tax expense	3,270	1,913	13,266	8,463
Net income (loss)	7,220	(106)	24,015	(1,311)
Less: Dividends, accretion, and related excise tax attributable to redeemable senior preferred stockholders	(10,989)	(12,492)	(47,336)	(47,744)
Less: Return on redeemable NCI in consolidated subsidiary, net of deferred tax benefit	—	—	(639)	—
Net loss attributable to common shareholders	(3,769)	(12,598)	$(23,960)	$(49,055)
Other comprehensive loss
Foreign currency translation adjustments	(109)	5	(147)	(29)
Comprehensive loss	$(3,878)	$(12,593)	$(24,107)	$(49,084)

Loss per common share:
Basic and diluted	$(0.05)	$(0.16)	$(0.31)	$(0.63)

Weighted-average common shares outstanding:
Basic and diluted	78,241	78,532	77,993	78,333

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$58,600	$39,604
Restricted cash	11,090	11,923
Accounts receivable, net of allowances	67,969	58,551
Prepaid expenses and other current assets	22,990	13,273
Current portion of notes receivable, net of allowance	3,638	1,468
Settlement assets and customer/subscriber account balances	940,798	756,475
Total current assets	1,105,085	881,294
Notes receivable, less current portion	4,919	3,728
Property, equipment and software, net	52,477	44,680
Goodwill	376,091	376,103
Intangible assets, net	240,874	273,350
Deferred income taxes, net	24,697	22,533
Other noncurrent assets	22,717	13,649
Total assets	$1,826,860	$1,615,337
Liabilities, Redeemable Senior Preferred Stock and Shareholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$62,149	$52,643
Accrued residual commissions	37,560	33,025
Customer deposits and advance payments	2,246	3,934
Current portion of long-term debt	9,503	6,712
Settlement and customer/subscriber account obligations	940,213	755,754
Total current liabilities	1,051,671	852,068
Long-term debt, net of current portion, discounts and debt issuance costs	920,888	631,965
Other noncurrent liabilities	19,326	18,763
Total liabilities	1,991,885	1,502,796
Redeemable senior preferred stock, net of discounts and issuance costs	—	258,605
Stockholders' deficit:
Preferred stock	—	—
Common stock	77	77
Treasury stock, at cost	(19,607)	(12,815)
Additional paid-in capital	—	—
Accumulated other comprehensive loss	(176)	(29)
Accumulated deficit	(147,134)	(134,951)
Total stockholders' deficit attributable to shareholders of PRTH	(166,840)	(147,718)
Non-controlling interest	1,815	1,654
Total stockholders' deficit	(165,025)	(146,064)
Total liabilities, redeemable senior preferred stock and shareholders' deficit	$1,826,860	$1,615,337

Priority Technology Holdings, Inc
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Years Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$24,015	$(1,311)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of assets	58,041	68,395
Stock-based, ESPP and incentive units compensation	6,118	6,769
Amortization of debt issuance costs and discounts	2,736	3,849
Debt extinguishment and modification costs	10,369	—
Deferred income tax benefit	(2,194)	(6,086)
Change in contingent consideration liability	2,839	(1,639)
Other non-cash items, net	(147)	(3,924)
Change in operating assets and liabilities:
Accounts receivable	(9,387)	24,471
Prepaid expenses and other current assets	(6,062)	(936)
Income taxes (receivable) payable	(3,633)	(273)
Notes receivable	—	(912)
Accounts payable and other accrued liabilities	9,562	(3,218)
Customer deposits and advance payments	(1,688)	1,102
Other assets and liabilities, net	(4,960)	(5,031)
Net cash provided by operating activities	85,609	81,256
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(28,222)
Additions to property, equipment and software	(21,693)	(21,256)
Notes receivable, net	(3,361)	376
Acquisitions of assets and other investing activities	(10,492)	(6,646)
Net cash used in investing activities	(35,546)	(55,748)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	945,126	49,750
Debt issuance and modification costs paid	(7,680)	(1,220)
Repayments of long-term debt	(658,835)	(6,328)
Borrowings under revolving credit facility	—	44,000
Repayments of borrowings under revolving credit facility	—	(56,500)
Redemption of senior preferred stock	(225,000)	—
Redemption of accumulated unpaid dividend on redeemable preferred stock	(54,557)	—
Redemption of redeemable NCI in subsidiary	(2,130)	—
Repurchases of Common Stock and shares withheld for taxes	(1,538)	(1,256)
Dividends paid to redeemable senior preferred stockholders	(23,646)	(24,718)
Proceeds from exercise of stock options	1,816	—
Settlement and customer/subscriber accounts obligations, net	179,614	211,077
Payment of contingent consideration related to business combination	(5,592)	(4,700)
Net cash provided by financing activities	147,578	210,105
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	197,641	235,613
Cash and cash equivalents and restricted cash at beginning of period	796,223	560,610
Cash and cash equivalents and restricted cash at end of period	$993,864	$796,223

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$58,600	$39,604
Restricted cash	11,090	11,923
Cash and cash equivalents included in settlement assets and customer/subscriber account balances	924,174	744,696
Total cash and cash equivalents, and restricted cash	$993,864	$796,223

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

(in thousands)

	Three Months Ended December 31		Years Ended December 31
	2024	2023	2024	2023
SMB Payments:
Revenues	$155,672	$140,129	$613,547	$583,251
Adjusted EBITDA	$26,648	$25,036	$108,913	$109,485

Key Indicators:
Merchant bankcard processing dollar value	$15,527,326	$14,570,549	$61,703,021	$59,054,039
Merchant bankcard transaction count	189,738	173,732	755,989	696,203
Total card processing dollar value	$18,137,274	$16,958,661	$71,566,091	$68,489,886

B2B Payments:
Revenues	$23,735	$21,411	$89,103	$41,156
Adjusted EBITDA	$2,395	$372	$7,605	$2,250

Key Indicators:
B2B issuing dollar volume	$244,689	$215,587	$977,278	$851,948
B2B issuing transaction count	236	259	974	1,087

Enterprise Payments:
Revenues	$48,690	$38,262	$180,448	$132,186
Adjusted EBITDA	$42,025	$33,040	$154,936	$110,893

Key Indicators:
Average billed clients	891,157	650,280	797,567	556,526
Average monthly new enrollments	52,444	48,643	56,072	51,059

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

	Three Months Ended December 31, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$26,648	$2,395	$42,025	$(19,333)	$51,735
Interest expense	—	(1,060)	—	(22,051)	(23,111)
Depreciation and amortization	(6,799)	(1,266)	(4,498)	(1,248)	(13,811)
Debt modification and extinguishment expenses	—	—	—	(1,703)	(1,703)
Selling, general and administrative (non-recurring)	—	—	—	(1,379)	(1,379)
Non-cash stock based compensation	(4)	79	(33)	(1,283)	(1,241)
Income (loss) before taxes	$19,845	$148	$37,494	$(46,997)	$10,490
Income tax expense					(3,270)
Net income					$7,220

	Year Ended December 31, 2024
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$108,913	$7,605	$154,936	$(67,187)	$204,267
Interest expense	(1)	(4,340)	—	(84,607)	(88,948)
Depreciation and amortization	(30,865)	(5,258)	(16,928)	(4,990)	(58,041)
Debt modification and extinguishment expenses	—	—	—	(10,369)	(10,369)
Selling, general and administrative (non-recurring)	—	—	—	(3,510)	(3,510)
Non-cash stock based compensation	(16)	(220)	(131)	(5,751)	(6,118)
Income (loss) before taxes	$78,031	$(2,213)	$137,877	$(176,414)	$37,281
Income tax expense					(13,266)
Net income					$24,015

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results

	Three Months Ended December 31, 2023
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$25,036	$372	$33,040	$(13,811)	$44,637
Interest expense	—	(804)	(64)	(19,779)	(20,647)
Depreciation and amortization	(9,162)	(1,075)	(3,856)	(999)	(15,092)
Selling, general and administrative (non-recurring)	—	—	—	(5,256)	(5,256)
Non-cash stock based compensation	(131)	(312)	(66)	(1,076)	(1,585)
Non-cash other loses	—	—	—	(250)	(250)
Income (loss) before taxes	$15,743	$(1,819)	$29,054	$(41,171)	$1,807
Income tax expense					(1,913)
Net loss					$(106)

	Year Ended December 31, 2023
	SMB Payments	B2B Payments	Enterprise Payments	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$109,485	$2,250	$110,893	$(54,296)	$168,332
Interest expense	—	(1,302)	(357)	(74,449)	(76,108)
Depreciation and amortization	(36,715)	(1,831)	(22,426)	(7,423)	(68,395)
Selling, general and administrative (non-recurring)	—	—	—	(9,825)	(9,825)
Non-cash stock based compensation	(539)	(549)	(261)	(5,419)	(6,768)
Non-cash other losses	—	—	—	(84)	(84)
Income (loss) before taxes	$72,231	$(1,432)	$87,849	$(151,496)	$7,152
Income tax expense					(8,463)
Net loss					$(1,311)